WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


^WPC^^4^^x                                           ^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^^
